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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 21, 2004

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

Liberty's Exercise of Preemptive Right

        On January 21, 2004, Liberty Media Corporation and certain of its affiliates ("Liberty") acquired 3,119,641 shares of Class A common stock of UnitedGlobalCom, Inc. ("United") pursuant to the exercise of Liberty's previously-announced preemptive rights. Liberty acquired the shares as a result of the withdrawal of demands for appraisal by certain former stockholders of UGC Europe, Inc. ("UGC Europe") with respect to United's recently completed short-form merger of a subsidiary of United with UGC Europe. The purchase price was $24.0 million ($7.6929 per share) and was paid in cash. The shares acquired by Liberty are in addition to the 15,173,898 shares of Class A common stock that Liberty acquired, as previously disclosed, on January 16, 2004 at a purchase price of $7.6929 per share pursuant to the preemptive right.

Extension of Expiration Date of Rights Offering

        On January 23, 2004, United announced that it has extended the expiration time for its previously announced rights offering to 5:00 p.m., New York City time, on Thursday, February 12, 2004, unless terminated or further extended by United. As a result of the extension of the expiration time, the deadline for holders of Class A rights to have an order to the subscription agent for the subscription agent to sell Class A rights on their behalf has been extended to 11:00 a.m., New York City time, on February 5, 2004, the fifth business day before the expiration time. The last date that the subscription agent will attempt to sell Class A rights on behalf of holders that make such an order has been extended to 5:00 p.m., New York City time, on Monday, February 9, 2004, the third business day before the expiration time. Foreign holders will now have until 11:00 a.m., New York City time, on February 5, 2004, to notify and provide acceptable instructions to the subscription agent regarding the transfer or exercise of rights.

        January 21, 2004 was the record date for the issuance to United's stockholders of 0.28 transferable subscription rights for each share of United common stock they held. As of 5 p.m. on January 21, 2004, United had a total of 607,572,266 shares of common stock outstanding, excluding treasury shares, consisting of:

  •
  296,250,708 shares of Class A common stock,

  •
  8,198,016 shares of Class B common stock, and

  •
  303,123,542 shares of Class C common stock.

Based on the number of shares outstanding at the record date, United distributed:

  •
  82,950,198 Class A rights to holders of Class A common stock, which number may be increased to account for rounding,

  •
  2,295,445 Class B subscription rights to the holder of Class B common stock, and

  •
  84,874,594 Class C subscription rights to holders of Class C common stock.

        Each whole Class A right entitles the holder to purchase one share of United Class A common stock, each whole Class B right entitles the holder to purchase one share of United Class B common stock and each whole Class C right entitles the holder to purchase one share of United Class C common stock, each at a subscription price of $6.00 per share. In addition, each rightsholder who exercises all of its rights will be entitled to subscribe, at the same per share subscription price, for up to that number of shares of common stock that are not purchased by other holders of the same class of rights. If all of the subscription rights are exercised, United will receive gross proceeds of $1.0 billion.

        A copy of United's press release is attached as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Press release, dated January 23, 2004, of United announcing extension of expiration date of rights offering.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: January 23, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated January 23, 2004, of United announcing extension of expiration date of rights offering.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX